Tel: 604 688 5421 Fax: 604 688 5132 www.bdo.ca BDO Canada LLP Unit 1100-Royal Centre 1055 West Georgia Street P.O.Box 11101 Vancouver BC, V6E 3P3 Canada BDO Canada LLP, a Canadian limited liability partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms. Consent of Independent Registered Public Accounting Firm Clever Leaves Holdings Inc. Tocancipá - Cundinamarca, Colombia We hereby consent to the incorporation by reference in this Registration Statement on Form S- 8 of our report dated March 24, 2022, relating to the consolidated financial statements of Clever Leaves Holdings Inc. (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on March 30, 2023. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern. /s/ BDO Canada LLP Vancouver, Canada June 27, 2023